Exhibit 3.1

AMENDED AND RESTATED BY-LAWS

of

CODORUS VALLEY BANCORP, INC.

As Adopted on December 17, 2021

Article 1
CORPORATION OFFICE

Section 1.1            The Corporation shall have and continuously maintain in Pennsylvania a registered office which may, but need not, be the same as its place of business and at an address to be designated from time to time by the Board of Directors.

Section 1.2            The Corporation may also have offices at such other places as the Board of Directors may from time to time designate or the business of the Corporation may require.

Article 2
SHAREHOLDERS’ MEETINGS

Section 2.1            All meetings of the shareholders shall be held at such time and place as may be fixed from time to time by the Board of Directors. Notwithstanding the preceding sentence, if a meeting of the shareholders is held by means of the internet or other electronic communications technology in a fashion pursuant to which the shareholders have the opportunity to read or hear the proceedings substantially concurrently with their occurrence, vote on matters submitted to the shareholders, pose questions to the directors, make appropriate motions and comment on the business of the meeting, the meeting need not be held at a particular geographic location.

Section 2.2            The annual meeting of the shareholders shall be held no later than May 31 each year, at such time, date, and place as may be fixed by the Board of Directors, when they shall elect a Board of Directors and transact such other business as may properly be brought before the meeting.

Section 2.3            Special meetings of shareholders may be called at any time by the Chairman of the Board, the President, the Executive Vice President, if any, or a majority of the Board of Directors, or by its Executive Committee (if any).

Section 2.4           Written notice of all meetings other than adjourned meetings of shareholders, stating the place, date and hour, and, in case of special meetings of shareholders, the purpose thereof, shall be served upon, or mailed, postage prepaid, or telegraphed, charges prepaid, at least ten (10) days before such meeting, unless a greater period of notice is required by statute or by these By-laws, to each shareholder entitled to vote thereat at such address as appears on the transfer books of the Corporation.

Section 2.5            The shareholders of this Corporation shall not be entitled to propose an amendment to the Corporation’s Articles of Incorporation, except if otherwise specifically provided by statutes.

Section 2.6            (a) Except as otherwise provided by applicable statute or these By-laws (including, without limitation, Section 10.1), the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders (i) by or at the direction of the Board of Directors; (ii) pursuant to the Corporation’s notice of meeting (or any supplement thereto); or (iii) by any shareholder of the Corporation who (A) is a shareholder of record at the time of giving of notice provided for in this Section 2.6 and will be such at the time of the meeting; (B) is entitled to vote at the meeting; and (C) complies with the notice and other procedures set forth in subsection (b) of this Section 2.6.

(b)          For business to be properly brought before an annual meeting by a shareholder pursuant to clause (a)(iii) of this Section 2.6, the shareholder must have given timely notice thereof in writing by registered mail to the Secretary of the Corporation and any such proposed business must constitute a proper matter for shareholder action. To be timely, a shareholder’s notice shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation by registered mail not fewer than ninety (90) days nor greater than one hundred twenty (120) days before the first anniversary of the date of the Corporation’s proxy statement released to shareholders in connection with the preceding year’s annual meeting; provided, however, that if the Corporation did not hold an annual meeting the preceding year or if the date of the annual meeting is changed by more than thirty (30) days from the date of the preceding year’s annual meeting, to be timely, notice by the shareholder must be delivered by registered mail not later than the ninetieth (90th) day nor earlier than the one hundred twentieth (120th) day prior to the date of the annual meeting (or, if later the tenth (10th) day following the day on which public announcement is first made of the date of the annual meeting). In no event shall the adjournment of an annual meeting commence a new time period for the giving of a shareholder’s notice as described above. Such shareholder’s notice shall set forth (i) a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend these By-laws or some other document of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any substantial interest (within the meaning of Item 5 of Schedule 14A under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”)) in such business of such shareholder and any such Shareholder Associated Person (as defined below), if any, on whose behalf the proposal is made; and (ii) as to the shareholder giving the notice and any beneficial owner on whose behalf the proposal is made, the information prescribed in Section 10.1(c) of these By-laws, except to the extent such prescribed information solely relates to a shareholder’s nominees. If, after the shareholder has delivered such notice, any information required to be contained in such notice changes prior to the date of the meeting, such notice shall be deemed to be not in compliance with this Section 2.6 and not effective unless such shareholder, within three (3) New York Stock Exchange business days of the date of the event causing such change in information, delivers to the Secretary of the Corporation an updated notice containing such change. Nothing in these By-laws shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

(c)           Only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.6. Except as otherwise provided by statute, the Chairman of the meeting shall have the power and duty to determine whether any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 2.6 and, if any proposed business is not in compliance with this Section 2.6, to declare that such defective proposal shall be disregarded.

(d)          Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors prior to a shareholder meeting, and in addition to any right and authority set forth in this Section 2.6, the Chairman of the meeting shall have the right and authority to prescribe such rules and regulations and procedures and to do all such acts as, in his or her discretion, are appropriate for the proper conduct of such shareholder meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the Chairman, may include, without limitation, the following: (i) convening the meeting and recessing or adjourning the meeting (whether or not a quorum is present); (ii) determining and announcing the date and time of the opening and the closing of the polls for each matter upon which the shareholders will vote; (iii) the establishment of an agenda or order of business for the meeting; (iv) rules and procedures for maintaining order at the meeting and the safety of those present; (v) limitations for attendance at, or participation in, the meeting to shareholders of record entitled to vote at the meeting, their duly authorized and constituted proxies, or such other persons as the Chairman shall determine; (vi) establishing rules and procedures with respect to the recess and adjournment of the meeting; (vii) restrictions on entry to the meeting after the time fixed for the commencement thereof; (viii) restrictions on the use of any audio or video recording devices at the meeting; and (ix) limitations on the time allotted to questions or comments by participants. The Chairman shall have the power to recess any meeting of the shareholders at any time and for any reason, without notice other than announcement at the meeting.

Article 3
QUORUM OF SHAREHOLDERS

Section 3.1            The presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast on the particular matter shall constitute a quorum for the purposes of considering such matter, and unless otherwise provided by statute, the acts of such shareholders at a duly organized meeting shall be the acts of the shareholders. The presence or participation, including voting and taking other action, at a meeting of shareholders or the expression of consent or dissent to corporate action by a shareholder by conference telephone or other electronic means, including, without limitation, the internet, shall constitute the presence of, or vote or action by, or consent or dissent of the shareholder for purposes of these By-laws. If, however, any meeting of shareholders cannot be organized because of lack of a quorum, those present, in person or by proxy, shall have the power, except as otherwise provided by statute, to adjourn the meeting to such time and place as they may determine, without notice other than an announcement at the meeting, until the requisite number of shareholders for a quorum shall be present, in person or by proxy, except that in the case of any meeting called for the election of directors such meeting may be adjourned only for periods not exceeding fifteen (15) days as the holders of a majority of the shares present, in person or by proxy, shall direct, and those who attend the second of such adjourned meetings, although less than a quorum, shall nevertheless constitute a quorum for the purpose of electing directors. At any adjourned meeting at which a quorum shall be present or so represented, any business may be transacted which might have been transacted at the original meeting if a quorum had been present. The shareholders present, in person or by proxy, at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

Article 4
VOTING RIGHTS

Section 4.1            Except as may be otherwise provided by statute or by the Articles of Incorporation, at every shareholders meeting, every shareholder entitled to vote thereat shall have the right to one vote for every share having voting power standing in his name on the books of the Corporation on the record date fixed for the meeting. No share shall be voted at any meeting if any installment is due and unpaid thereon.

Section 4.2            When a quorum is present at any meeting the affirmative vote of the holders of a majority of the stock having voting power, present, in person or by proxy, shall decide any question brought before such meeting except as provided differently by statute or by the Articles of Incorporation or these By-laws.

Article 5
PROXIES

Section 5.1            Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy. Every proxy shall be executed in writing by the shareholder or his duly authorized attorney in fact and filed with the Secretary of the Corporation. A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until notice thereof has been given to the Secretary of the Corporation. No unrevoked proxy shall be valid after eleven (11) months from the date of its execution, unless a longer time is expressly provided therein, but in no event shall a proxy, unless coupled with an interest, be voted after three (3) years from the date of its execution. A proxy shall not be revoked by the death or incapacity of the maker, unless before the vote is counted or the authority is exercised, written notice of such death or incapacity is given to the Secretary of the Corporation.

Article 6
RECORD DATE

Section 6.1            The Board of Directors may fix a time, not more than ninety (90) days prior to the date of any meeting of shareholders, or the date fixed for the payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares will be made or go into effect, as a record date for the determination of the shareholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend or distribution, or to receive any such allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of shares. In such case, only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to notice of, or to vote at, such meeting or to receive payment of such dividend or to receive such allotment of rights or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after any record date fixed as aforesaid. The Board of Directors may close the books of the Corporation against transfers of shares during the whole or any part of such period, and in such case written or printed notice thereof shall be mailed at least ten (10) days before closing thereof to each shareholder of record at the address appearing on the records of the Corporation or supplied by him to the Corporation for the purpose of notice. While the stock transfer books of the Corporation are closed, no transfer of shares shall be made thereon. If no record date is fixed by the Board of Directors for the determination of shareholders entitled to receive notice of, and vote at, a shareholders’ meeting, transferees of shares which are transferred on the books of the Corporation within ten (10) days next preceding the date of such meeting shall not be entitled to notice of or to vote at such meeting.

Article 7
VOTING LISTS

Section 7.1            The officer or agent having charge of the transfer books for shares of the Corporation shall make, at least five (5) days before each meeting of shareholders, a complete alphabetical list of the shareholders entitled to vote at the meeting, with their addresses and the number of shares held by each, which list shall be kept on file at the registered office or principal place of business of the Corporation and shall be subject to inspection by any shareholder during the entire meeting. The original transfer books for shares of the Corporation, or a duplicate thereof kept in this Commonwealth, shall be prima facie evidence as to who are the shareholders entitled to exercise the rights of a shareholder.

Article 8
JUDGES OF ELECTION

Section 8.1            In advance of any meeting of shareholders, the Board of Directors may appoint judges of election, who need not be shareholders, to act at such meeting or any adjournment thereof. If judges of election are not so appointed, the Chairman of any such meeting may, and on the request of any shareholder or his proxy shall, make such appointment at the meeting. The number of judges shall be one (1) or three (3). If appointed at a meeting on the request of one or more shareholders or proxies, the majority of shares present and entitled to vote shall determine whether one (1) or three (3) judges are to be appointed. No person who is a candidate for office shall act as a judge. The judges of election shall do all such acts as may be proper to conduct the election or vote, and such other duties as may be prescribed by statute, with fairness to all shareholders, and if requested by the Chairman of the meeting or any shareholder or his or her proxy, shall make a written report of any matter determined by them and execute a certificate of any fact found by them. If there are three (3) judges of election, the decision, act or certificate of a majority shall be the decision, act or certificate of all.

Article 9
CONSENT OF SHAREHOLDERS IN LIEU OF MEETING

Section 9.1            Any action required to be taken at a meeting of the shareholders, or of a class of shareholder, may be taken without a meeting, if a consent or consents in writing setting forth the action so taken shall be signed by all of the shareholders who would be entitled to vote at a meeting for such purpose and shall be filed with the Secretary of the Corporation.

Article 10
DIRECTORS

Section 10.1         (a) Only persons who are nominated in accordance with the procedures set forth in this Section 10.1 shall be eligible for election as directors. The Board of Directors, or a duly appointed committee thereof, shall act as a nominating committee for selecting nominees for election as directors. Provided such nominating committee makes such nominations, no nominations for directors except those made by the nominating committee shall be voted upon at the annual meeting unless other nominations by shareholders are made in accordance with the provisions of this Section 10.1. Ballots bearing the names of all persons nominated by the nominating committee and by shareholders shall be provided for use at the annual meeting.

(b) Nominations of individuals for election to the Board of Directors of the Corporation at an annual meeting of shareholders may be made by any shareholder of the Corporation entitled to vote for the election of directors at that meeting who complies with the procedures set forth in this Section 10.1. Such nominations or business proposals for consideration by shareholders, other than those made by the Board of Directors or a nominating committee thereof, shall be made pursuant to timely notice in writing by registered mail to the Secretary of the Corporation as set forth in this Section 10.1. To be timely, a shareholder’s notice shall be delivered by registered mail to or received at the principal executive offices of the Corporation at least ninety (90) days prior to the first anniversary of the date that the Corporation’s proxy statement is released to shareholders in connection with the preceding year’s annual meeting; provided, however, that if the Corporation did not hold an annual meeting the preceding year or if the date of the annual meeting is changed by more than thirty (30) days from the date of the preceding year’s annual meeting, to be timely, notice by the shareholder must be delivered by registered mail not later than the ninetieth (90th) day nor earlier than the one hundred twentieth (120th) day prior to the date of the annual meeting (or, if later the tenth (10th) day following the day on which public announcement is first made of the date of the annual meeting).

(c) Each such shareholder’s notice shall set forth: (i) the name and address, as they appear on the Corporation’s books and records, of the shareholder who intends to make a nomination or bring a business proposal, of any Shareholder Associated Person and of the person or persons to be nominated; (ii) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice or to propose such action or actions for consideration by the shareholders; (iii) a description of all arrangements or understandings between the nominating shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (iv) a description of any agreement, arrangement or understanding (including, regardless of the form of settlement, any derivative, long or short positions, profit interests, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions and borrowed or loaned shares) that has been entered into by or on behalf of, or any other agreement, arrangement or understanding that has been made, the effect or intent of which is to create or mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such shareholder or any Shareholder Associated Person or any such nominee with respect to the Corporation’s securities (a “Derivative Instrument”); (v) to the extent not disclosed pursuant to clause (iv) above, the principal amount of any indebtedness of the Corporation or any of its subsidiaries beneficially owned by such shareholder or by any such Shareholder Associated Person, together with the title of the instrument under which such indebtedness was issued and a description of any Derivative Instrument entered into by or on behalf of such shareholder or such Shareholder Associated Person relating to the value or payment of any indebtedness of the Corporation or any such subsidiary; (vi) any proxy, contract, arrangement, understanding or relationship pursuant to which such shareholder or Shareholder Associated Person has a right to vote any shares of stock of the Corporation; (vii) any short interest directly or indirectly held by such shareholder or Shareholder Associated Person in any security issued by the Corporation; (viii) any rights to dividends on the shares of the Corporation owned beneficially by such shareholder or Shareholder Associated Person that are separated or separable from the underlying shares of the Corporation; (ix) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such shareholder or Shareholder Associated Person is a general partner, or directly or indirectly, beneficially owns an interest in a general partner; (x) any performance-related fees (other than an asset-based fee) that such shareholder or any Shareholder Associated Person is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation, any such interests held by members of such shareholder’s or any Shareholder Associated Person’s immediate family sharing the same household; (xi) such other information regarding each nominee proposed by such shareholder as would be required to be disclosed in a proxy statement or other filings required to be made with the Securities and Exchange Commission in connection with the solicitation of proxies with respect to nominees for election as directors, pursuant to Regulation 14A under the Exchange Act including, but not limited to, information required to be disclosed by Items 4, 5, 6 and 7 of Schedule 14A with the Securities and Exchange Commission (or any successors of such items or schedules); (xii) the class and number of shares of stock of the Corporation which are beneficially owned by such shareholder on the date of such shareholder notice and, to the extent known, by any other shareholders known by such shareholder to be supporting such nominees on the date of such shareholder notice, the date or dates such shares were acquired and the investment intent at the time such shares were acquired; and (xiii) a description of any agreement, arrangement or understanding with respect to the proposal and/or the voting of shares of any class or series of stock of the Corporation between or among the shareholders giving the notice and any such Shareholder Associated Person, if any, on whose behalf the proposal is made, any of their respective affiliates or associates and/or any others acting in concert with any of the foregoing.

(d) For purposes of these By-laws, a “Shareholder Associated Person” of any shareholder shall mean (i) any person controlling, directly or indirectly or acting in concert with, such shareholder, (ii) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such shareholder (other than a shareholder that is a depositary), (iii) any person controlling, controlled by or under common control with such shareholder or a Shareholder Associated Person as defined in the foregoing clauses (i) and (ii), and (iv) any other shareholder of the Corporation known by such shareholder to support the nominations or other business proposal(s) of such shareholder.

(e) For purposes of these By-laws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(f) For a proposed nominee to be eligible to be a nominee for election as a director of the Corporation, the shareholder nominating such proposed nominee must include as part of the shareholder’s notice (i) a written questionnaire with respect to the background and qualifications of such proposed nominee and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire the proposed nominee or the nominating shareholder shall request in writing by registered mail from the Secretary of the Corporation with at least ten (10) days’ prior notice); and (ii) a written representation and agreement (which written representation and agreement the proposed nominee or the nominating shareholder shall request in writing by registered mail from the Secretary of the Corporation with at least ten (10) days’ prior notice) that such proposed nominee (A) is not and will not become a party to (1) any agreement, arrangement or understanding (whether written or oral) with, and has not given and will not give any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote in such capacity on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law; (B) is not and will not become a party to any agreement, arrangement or understanding (whether written or oral) with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director of the Corporation that has not been disclosed to the Corporation; (C) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable law and all applicable rules of the U.S. exchange upon which the common stock of the Corporation is listed and all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and other guidelines of the Corporation (including a requirement to preserve and maintain the confidentiality of the Corporation’s material non-public information); (D) consents to being named in the Corporation’s proxy statement and form of proxy as a nominee of the Corporation and to serving a full term if elected as a director of the Corporation; and (E) will provide facts, statements and other information in all communications with the Corporation and its shareholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading. The Board of Directors may reject any notice by a shareholder not timely made in accordance with the requirements of this Section 10.1. The Secretary of the Corporation shall notify a shareholder in writing whether his or her notice has been made in accordance with the time and informational requirements of this Section 10.1. Notwithstanding the procedures set forth in this paragraph, if neither the Board of Directors nor such committee makes a determination as to the validity of any nominations by a shareholder, the Chairman of the meeting shall determine and declare at the annual meeting whether the notice was made in accordance with the terms of this Section 10.1. If the presiding officer determines that a notice was made in accordance with the terms of this Section 10.1, he shall so declare at the annual meeting and ballots shall be provided for use at the meeting with respect to such nominee or proposal. If the presiding officer determines that a nomination or proposal was not made in accordance with the terms of this Section 10.1, he shall so declare at the annual meeting and the defective nomination or proposal shall be disregarded.

(g) A shareholder providing notice of a proposed nomination for election to the Board of Directors or business proposal shall update and supplement such notice to the extent necessary so that the information provided or required to be provided in such notice shall be true and correct as of the record date for determining shareholders entitled to notice of the meeting and as of the date that is fifteen (15) days prior to the meeting or any adjournment or postponement thereof, provided that if the record date for determining the shareholders entitled to vote at the meeting is fewer than fifteen (15) days prior to the meeting or any adjournment or postponement thereof, the information shall be supplemented and updated as of such later date. All information provided in the shareholder’s notice must be true and correct as of the date of its initial submission to the Company, and true and correct as of the dates provided in the preceding sentence, and any such update and supplement shall be made only to the extent that information has changed since the shareholder’s prior submission of his or her notice. Any such update and supplement shall be delivered in writing by registered mail to the Secretary of the Corporation at the principal executive offices of the Corporation not later than five (5) days after the record date for determining shareholders entitled to notice of the meeting (in the case of any update or supplement required to be made as of the record date for determining shareholders entitled to notice of the meeting), not later than ten (10) days prior to the date for the meeting or any adjournment or postponement thereof (in the case of any update or supplement required to be made as of fifteen (15) days prior to the meeting or any adjournment or postponement thereof) and not later than five (5) days after the record date for determining the shareholders entitled to vote at the meeting, but no later than the day prior to the meeting or any adjournment or postponement thereof (in the case of any update and supplement required to be made as of a date fewer than fifteen (15) days prior the date of the meeting or any adjournment or postponement thereof).

(h) The Corporation may require the shareholder providing notice of a proposed nomination for election to the Board of Directors to furnish such other information as it may reasonably require to determine the character, fitness to serve as a director and eligibility of such proposed nominee to serve as a director of the Corporation and to determine the independence of such director under the Exchange Act and the rules and regulations thereunder, applicable stock exchange rules and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Corporation’s directors.

Section 10.2         The number of directors that shall constitute the whole Board of Directors shall be not fewer than five (5) nor greater than twenty-five (25). The Board of Directors shall be classified into three (3) classes, each class to be elected for a term of three (3) years. The terms of the respective classes shall expire in successive years as provided in Section 10.4 of these By-laws. Within the foregoing limits, the Board of Directors may from time to time fix the number of directors and their respective classifications. No person shall be elected as a director who has not attained the age of twenty-one (21) years. No person shall serve as a director after he has attained the age of seventy-five (75) years. Each director shall own and hold solely in his name at least one hundred (100) shares of the common stock of the Corporation, which shares shall be free of any liens or other forms of encumbrances.

Section 10.3          Subject to the provisions of the Articles of Incorporation, at each meeting of shareholders for the election of directors, provided a quorum is present, each director who is standing for election shall be elected by the vote of the majority of the shares present, in person or by proxy, and entitled to vote with respect to that director’s election; provided, however, that the directors shall be elected by the vote of a plurality of votes cast in connection with the election of directors at any meeting of shareholders with respect to which (a) a shareholder has nominated a person for election to the Board of Directors in compliance with the requirements for shareholder nominees for director set forth in Section 10.1 of these By-laws, and (b) such nomination has not been withdrawn by such shareholder prior to the 10th day preceding the date the Corporation first mails its notice of meeting for such meeting to the shareholders. For purposes of this Section 10.3, “a vote of the majority of the shares present, in person or by proxy, and entitled to vote” means that the number of shares present, in person or by proxy, and entitled to vote that voted “for” a nominee’s election must constitute a majority of the total shares represented at the meeting and entitled to vote (with “abstentions” and “broker nonvotes” counted as present, in person or by proxy, and entitled to vote either “for” or “against” that director’s election).

Section 10.4          At the 1987 annual meeting of shareholders of the Corporation, the shareholders shall elect nine (9) directors as follows: three (3) Class A directors to serve until the 1988 annual meeting of shareholders, three (3) Class B directors to serve until the 1989 annual meeting of shareholders, and three (3) Class C directors to serve until the 1990 annual meeting of shareholders. Each class shall be elected in a separate election. At each annual meeting of shareholders thereafter, successors to the class of directors whose term shall then expire shall be elected to hold office for a term of three (3) years, so that the term of office of one (1) class of directors shall expire in each year.

Section 10.5          The Board of Directors may declare vacant the office of a director if:

(a)          he is declared of unsound mind by an order of the court,

(b)          he is convicted of a felony,

(c)          he fails to attend during any fiscal year of the Corporation at least two-thirds of the regular and special meetings of the Board of Directors without good cause,

(d)          within thirty (30) days after notice of electing, he does not accept such office either in writing or by attending a meeting of the Board of Directors, or

(e)          the Board of Directors determines for any other proper cause such declaration of vacancy is in the best interests of the Corporation.

Article 11
VACANCIES ON BOARD OF DIRECTORS

Section 11.1          Vacancies on the Board of Directors, including vacancies resulting from an increase in the number of directors, shall be filled by a majority of the remaining members of the Board of Directors, though less than a quorum, and each person so appointed shall be a director until the expiration of the term of office of the class of directors to which he was appointed.

Article 12
POWERS OF BOARD OF DIRECTORS

Section 12.1          The business and affairs of the Corporation shall be managed by its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these By-laws directed or required to be exercised and done by the shareholders.

Section 12.2          The Board of Directors shall have the power and authority to appoint an Executive Committee and such other committees as may be deemed necessary by the Board of Directors for the efficient operation of the Corporation. The Executive Committee shall consist of the Chairman of the Board, if any, the President and not fewer than one (1) nor greater than two (2) other directors (which other directors shall not be employees of the Corporation or any of its subsidiaries). The Executive Committee shall meet at such time as may be fixed by the Board of Directors, or upon call of the Chairman of the Board or the President. A majority of members of the Executive Committee shall constitute a quorum. The Executive Committee shall have and exercise the authority of the Board of Directors in the intervals between the meetings of the Board of Directors as may be permitted by law.

Article 13
MEETINGS OF THE BOARD OF DIRECTORS

Section 13.1          An organization meeting may be held immediately following the annual shareholders meeting without the necessity of notice to the directors to constitute a legally convened meeting, or the directors may meet at such time and place as may be fixed by either a notice or waiver of notice or consent signed by all of such directors.

Section 13.2          Regular meetings of the Board of Directors shall be held not less often than semi-annually at a time and place determined by the Board of Directors at the preceding meeting. One or more directors may participate in any meeting of the Board of Directors, or of any committee thereof, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear one another.

Section 13.3          Special meetings of the Board of Directors may be called by the Chairman of the Board or the President on one (1) day’s notice to each director, either personally, by telephone or by any means authorized in Section 3.1 of the By-laws; special meetings shall be called by the Chairman of the Board or the President in like manner and on like notice upon the written request of three (3) directors.

Section 13.4          At all meetings of the Board of Directors, a majority of the directors shall constitute a quorum for the transaction of business, and the acts of a majority of the directors present at a meeting in person or by conference telephone or similar communications equipment at which a quorum is present in person or by such communications equipment shall be the acts of the Board of Directors, except as may be otherwise specifically provided by statute or by the Articles of Incorporation or by these By-laws. If a quorum shall not be present in person or by communications equipment at any meeting of the directors, the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or as permitted herein.

Article 14
INFORMAL ACTION BY THE BOARD OF DIRECTORS

Section 14.1          If all the directors shall severally or collectively consent in writing, including, but not limited, via facsimile transmission, e-mail or other electronic communication, to any action to be taken by the Corporation, such action shall be as valid a corporation action as though it had been authorized at a meeting of the Board of Directors.

Article 15
COMPENSATION OF DIRECTORS

Section 15.1          Directors, as such, may receive a stated salary for their services or a fixed sum and expenses for attendance at regular and special meetings, or any combination of the foregoing as may be determined from time to time by resolution of the Board of Directors, and nothing contained herein shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Article 16
OFFICERS

Section 16.1          The officers of Corporation shall be elected by the Board of Directors at its organization meeting and shall be a President, a Secretary and a Treasurer. At its option, the Board of Directors may elect a Chairman of the Board. The Board of Directors may also elect one or more Vice Presidents and such other officers and appoint such agents as it shall deem necessary, who shall hold their offices for such terms, have such authority and perform such duties as may from time to time be prescribed by the Board of Directors. Any two (2) or more offices may be held by the same person.

Section 16.2          The compensation of all officers of the Corporation shall be fixed by the Board of Directors.

Section 16.3          The Board of Directors may remove any officer or agent elected or appointed, at any time and within the period, if any, for which such person was elected or employed whenever in the Board of Directors’ judgment it is in the best interests of the Corporation, and all persons shall be elected and employed subject to the provisions thereof. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

Article 17
THE CHAIRMAN AND VICE-CHAIRMAN OF THE BOARD

Section 17.1        The Chairman of the Board shall preside at all meetings of the shareholders and directors. He shall supervise the carrying out of the policies adopted or approved by the Board of Directors. He shall have the specific powers conferred by these By-laws, as well as such further powers and duties as from time to time may be conferred upon or assigned to him by the Board of Directors.

Section 17.2          The Vice-Chairman of the Board shall preside, in the absence of the Chairman of the Board, at all meetings of the shareholders and directors. He shall also have and may exercise such further powers and duties as from time to time may be conferred upon or assigned to him by the Board of Directors.

Article 18
THE CHIEF EXECUTIVE OFFICER; PRESIDENT

Section 18.1          The Board of Directors may appoint a Chief Executive Officer of the Corporation. The Chief Executive Officer shall have general executive authority of the Corporation. The Chief Executive Officer shall also do and perform such other duties as may be assigned by the Board of Directors from time to time, and shall have the authority to execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. The Chief Executive Officer may appoint such other officers or agents as he or she may deem necessary, subject to the authority of the Board of Directors to disapprove any such appointment. In the absence or incapacity of the Chairman or Vice-Chairman of the Board, the Chief Executive Officer shall preside at meetings of the shareholders and the directors.

Section 18.2          The President shall have and may exercise any and all powers and duties of management, supervision, direction and control of the business and affairs of the Corporation vested by law, regulation and practice in the office of President of a corporation and, in addition, he or she shall also have and may exercise such further powers and duties as from time to time may be conferred upon or assigned to him or her by the Board of Directors. He or she shall have the authority to execute bonds, mortgages and other contracts requiring a seal under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. If there is no Chief Executive Officer, the President shall have and exercise all powers conferred by these By-laws or otherwise on the Chief Executive Officer.

Article 19
THE VICE PRESIDENT

Section 19.1          The Vice President or, if more than one, the Vice Presidents in the order established by the Board of Directors shall, in the absence or incapacity of the President, exercise all powers and perform the duties of the President. The Vice Presidents, respectively, shall also have such other authority and perform such other duties as may be provided in these By-laws or as shall be determined by the Board of Directors or the President. Any Vice President may, in the discretion of the Board of Directors, be designated as “executive”, “senior”, or by departmental or functional classification.

Article 20
THE SECRETARY

Section 20.1          The Secretary shall attend all meetings of the Board of Directors and of the shareholders and keep accurate records thereof in one or more minute books kept for that purpose and shall perform the duties customarily performed by the secretary of a corporation and such other duties as may be assigned to him by the Board of Directors or the President.

Article 21
THE TREASURER

Section 21.1          The Treasurer shall have the custody of the corporate funds and securities; shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall perform such other duties as may be assigned to him by the Board of Directors or the President. He shall give bond in such sum and with such surety as the Board of Directors may from time to time direct.

Article 22
ASSISTANT OFFICERS

Section 22.1          Each assistant officer shall assist in the performance of the duties of the officer to whom he is assistant and shall perform such duties in the absence of the officer. He shall perform such additional duties as the Board of Directors, the President or the officer to whom he is assistant may from time to time assign him. Such officers may be given such functional titles as the Board of Directors shall from time to time determine.

Article 23
INDEMNIFICATION OF OFFICERS AND EMPLOYEES

Section 23.1          The corporation shall indemnify any officer and/or employee, or any former officer and/or employee, who was or is a party to, or is threatened to be made a party to, or who is called to be a witness in connection with, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was an officer and/or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful.

Section 23.2          The corporation shall indemnify any officer and/or employee, who was or is a party to, or is threatened to be made a party to, or who is called as a witness in connection with, any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, and/or employee or agent of another corporation, partnership, joint venture, trust or other enterprise against amounts paid in settlement and expenses (including attorneys’ fees) actually and reasonable incurred by him in connection with the defense or settlement of, or serving as a witness in, such action or suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation and except that no indemnification shall be made in respect of any such claim, issue or matter as to which such person shall have been adjudged to be liable for misconduct in the performance of his duty to the Corporation.

Section 23.3          Except as may be otherwise ordered by a court, there shall be a presumption that any officer and/or employee is entitled to indemnification as provided in Sections 23.1 and 23.2 of this Article unless either a majority of the directors who are not involved in such proceedings (“disinterested directors”) or, if there are less than three (3) disinterested directors, then the holders of one-third of the outstanding shares of the Corporation determine that the person is not entitled to such presumption by certifying such determination in writing to the Secretary of the Corporation. In such event the disinterested director(s) or, in the event of certification by shareholders, the Secretary of the Corporation shall request of independent counsel, who may be the outside general counsel of the Corporation, a written opinion as to whether or not the parties involved are entitled to indemnification under Section 23.1 and 23.2 of this Article.

Section 23.4          Expenses incurred by an officer and/or employee in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided under Section 23.3 of this Article upon receipt of an undertaking by or on behalf of the officer and/or employee to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation.

Section 23.5          The indemnification provided by this Article shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity while serving as an officer and/or employee and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be an officer and/or employee and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 23.6          The Corporation may create a fund of any nature, which may, but need not be, under the control of a trustee, or otherwise secure or insure in any manner its indemnification obligations arising under this Article.

Section 23.7          The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was an officer and/or employee of the Corporation, or is or was serving at the request of the Corporation as an officer and/or employee of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article.

Section 23.8          Indemnification under this Article shall not be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

Article 24
INDEMNIFICATION OF DIRECTORS

Section 24.1          A director of this Corporation shall stand in a fiduciary relation to the Corporation and shall perform his duties as a director, including his duties as a member of any committee of the board upon which he may serve, in good faith, in a manner he reasonable believes to be in the best interests of the Corporation, and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances. In performing his duties, a director shall be entitled to rely in good faith on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by any of the following:

(a)           One (1) or more officers or employees of the Corporation whom the director reasonably believes to be reliable and competent in the matters presented.

(b)          Counsel, public accountants or other persons as to matters which the director reasonably believes to be within the professional or expert competence of such person.

(c)           A committee of the board upon which he does not serve, duly designated in accordance with law, as to matters within its designated authority, which committee the director reasonable believes to merit confidence.

A director shall not be considered to be acting in good faith if he has knowledge concerning the matter in question that would cause his reliance to be unwarranted.

Section 24.2          In discharging the duties of their respective positions, the Board of Directors, committees of the board, and individual directors may, in considering the best interests of the Corporation, consider the effects of any action upon employees, upon suppliers and customers of the Corporation and upon communities in which offices or other establishments of the Corporation are located, and all other pertinent factors. The consideration of those factors shall not constitute a violation of Section 24.1.

Section 24.3          Absent a breach of fiduciary duty, lack of good faith or self-dealing, actions taken as a director or any failure to take any action shall be presumed to be in the best interests of the Corporation.

Section 24.4          A director of this Corporation shall not be personally liable for monetary damages as such for any action taken or for any failure to take any action, unless:

(a)          the director has breached or failed to perform the duties of his office under the provisions of Section 24.1 and 24.2, and

(b)          the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

Section 24.5          The provisions of Section 24.4 shall not apply to:

(a)           the responsibility or liability of a director pursuant to a criminal statute, or

(b)          the liability of a director for the payment of taxes pursuant to local, state or federal law.

Section 24.6          The Corporation shall indemnify any director, or any former director who was or is a party to, or is threatened to be made a party to, or who is called to be a witness in connection with, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful.

Section 24.7          The Corporation shall indemnify any director who was or is a party to, or is threatened to be made a party to, or who is called as a witness in connection with, any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer and/or employee or agent of another corporation, partnership, joint venture, trust or other enterprise against amounts paid in settlement and expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of, or serving as a witness in, such action or suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation and except that no indemnification shall be made in respect of any such claim, issue or matter as to which such person shall have been adjudged to be liable for misconduct in the performance of his duty to the Corporation.

Section 24.8          Except as may be otherwise ordered by a court, there shall be a presumption that any director is entitled to indemnification as provided in Sections 24.6 and 24.7 of this Article unless either a majority of disinterested directors, or, if there are less than three (3) disinterested directors, then the holders of one-third of the outstanding shares of the Corporation determine that the person is not entitled to such presumption by certifying such determination in writing to the Secretary of the Corporation. In such event the disinterested director(s) or, in the event of certification by shareholders, the Secretary of the Corporation shall request of independent counsel, who may be the outside general counsel of the Corporation, a written opinion as to whether or not the parties involved are entitled to indemnification under Sections 24.6 and 24.7 of this Article.

Section 24.9          Expenses incurred by a director in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided under Section 24.8 of this Article upon receipt of an undertaking by or on behalf of the director, officer and/or employee to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article.

Section 24.10        The indemnification provided by this Article shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity while serving as a director and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director and shall inure to the benefit of the heirs, executors and administrators or such a person.

Section 24.11        The Corporation may create a fund of any nature, which may, but need not be, under the control of a trustee, or otherwise secure or insure in any manner its indemnification obligations arising under this Article.

Section 24.12        The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article.

Section 24.13        Indemnification under this Article shall not be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

Section 24.14        For purposes of Article 24, the term director shall be interpreted to include individuals who are members of the Corporation’s Board of Directors (including directors and directors emeritus), members of committees created by the Board of Directors and members of any advisory boards or committees thereof. All such persons meeting the requirements of the term director, as defined in this Section 24.14, shall be afforded the maximum indemnification allowable under Pennsylvania Law.

Article 25
CERTIFICATED AND UNCERTIFICATED SHARES

Section 25.1          Shares of the Corporation’s stock may be certificated or uncertificated as provided under Pennsylvania law. All certificates of stock of the Corporation shall be numbered and shall be entered in the books of the Corporation as they are issued. They shall exhibit the holder’s name, the number and class of shares, the par value of such shares or a statement that such shares are without par value. They shall be signed by the President or a Vice President and by the Secretary or the Treasurer or by any other person properly authorized by the Board of Directors. Any or all of the signatures on the certificate may be a facsimile. If any officer who has signed, or whose facsimile signature has been placed upon, any share certificate shall cease to be such officer because of death, resignation or otherwise before that certificate is issued, it may be issued by the Corporation with the same effect as if the officer had not ceased to be such at the date of issue.

Article 26
TRANSFER OF SHARES

Section 26.1          Transfer of stock shall be made on the books of the Corporation only by the record holder of such stock, or by an attorney lawfully constituted in writing, and, in the case of stock represented by a certificate, upon surrender of the certificate.

Article 27
LOST CERTIFICATES

Section 27.1          Where a shareholder of the Corporation alleges the loss, theft or destruction of one or more certificates for shares of the Corporation and requests the issuance of a substitute certificate therefor, the Board of Directors may direct a new certificate of the same tenor and for the same number of shares to be issued to such person upon such person’s making of an affidavit in form satisfactory to the Board of Directors setting forth the facts in connection therewith, provided that prior to the receipt of such request the Corporation shall not have either registered a transfer of such certificate or received notice that such certificate has been acquired by a bona fide purchaser. When authorizing such issue of a new certificate the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his heirs or legal representatives, as the case may be, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such form and with surety or sureties, with fixed or open penalty, as shall be satisfactory to the Board of Directors, as indemnity for any liability or expense which it may incur by mason of the original certificate outstanding.

Article 28
DIVIDENDS

Section 28.1          The Board of Directors may, from time to time, at any duly convened regular or special meeting or by unanimous consent in writing, declare and pay dividends upon the outstanding shares of capital stock of the Corporation in cash, property or shares of the Corporation, as long as any dividend shall not be in violation of law or the Articles of Incorporation.

Section 28.2          Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purposes as the Board of Directors shall believe to be for the best interests of the Corporation, and the Board of Directors may reduce or abolish any reserve in the manner in which it was created.

Article 29
FINANCIAL REPORT TO SHAREHOLDERS

Section 29.1          The President and the Board of Directors shall present at each annual meeting of the shareholders a full and complete statement of the business and affairs of the corporation for the preceding year.

Article 30
INSTRUMENTS

Section 30.1          All checks or demands for money and notes of the Corporation shall be signed by such officer of officers or such other person or persons as the President or the Board of Directors may from time to time designate.

Section 30.2          All agreements, indentures, mortgages, deeds, conveyances, transfers, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, proxies and other instruments and documents may be signed, executed, acknowledged, verified, delivered or accepted, including those in connection with the fiduciary powers of the Corporation, on behalf of the Corporation by the President or other persons as may be designated by him.

Article 31
FISCAL YEAR

Section 31.1          The fiscal year of the Corporation shall be the calendar year.

Article 32
SEAL

Section 32.1          The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization arid the words “Corporate Seal, Pennsylvania”. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed in any manner reproduced.

Article 33
NOTICES AND WAIVERS THEREOF

Section 33.1          Whenever under the provisions of applicable law or of the Articles of Incorporation or of these By-laws, notice is required to be given to any person, it may be given to such person either personally or by sending a copy thereof (a) by first class or express mail, postage prepaid, or courier service, charges prepaid, to his or her postal address appearing on the books of the Corporation, or (b) by facsimile transmission, e-mail or other electronic communication to his or her facsimile number or address for e-mail or other electronic communication supplied by such person to the Corporation for the purpose of notice. Notice delivered pursuant to clause (a) of the preceding sentence shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a courier service for delivery to such person, and notice pursuant to clause (b) of the preceding sentence shall be deemed to have been given to the person entitled thereto when sent. Except as otherwise provided in these By-laws, or as otherwise directed by the Board of Directors, notices of meetings may be given by, or at the direction of, the Secretary. Any notice of a meeting of the Board of Directors or of shareholders required to be given pursuant to these By-laws or the Articles of Incorporation or otherwise, shall specify the geographic location, if any, date and time of the meeting; in the case of a special meeting of shareholders or where otherwise required by applicable law or the By-laws, the general nature of the business to be transacted at such meeting; and any other information required by applicable law.

Section 33.2          Any written notice required to be given to any person may be waived in writing signed by the person entitled to such notice whether before or after the time stated therein. Attendance of any person entitled to notice whether in person or by proxy, at any meeting shall constitute a waiver of notice of such meeting, except where any person attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened. Where written notice is required of any meeting, the waiver thereof must specify the purpose only if it is for a special meeting of shareholders.

Article 34
AMENDMENTS

Section 34.1          These By-laws may be altered, amended or repealed by the affirmative vote of the holders of seventy-five percent (75%) of the outstanding shares of common stock at any regular or special meeting duly convened after notice to the shareholders of that purpose, or by a majority vote of the members of the Board of Directors at any regular or special meeting thereof duly convened after notice to the directors of that purpose, subject always to the power of the shareholders to change such action of the Board of Directors by the affirmative vote of the holders of seventy-five percent (75%) of the outstanding shares of common stock.

Article 35
OPT OUT AND NONAPPLICABILITY OF SUBCHAPTER G
AND SUBCHAPTER H OF CHAPTER 25 OF THE
BUSINESS CORPORATION LAW OF 1988, AS ADDED
AND AMENDED BY ACT 36 OF 1990

Section 35.1          Opt Out and Nonapplicability of Subchapter G. This Corporation specifically opts out and shall not be governed by Subchapter G, Control-share Acquisitions, of Chapter 25 of the Business Corporation Law of 1988, as added and amended by Act 36 of 1990. Subchapter G, Control-share Acquisitions, of Chapter 25 of the Business Corporation Law of 1988, as added and amended by Act 36 of 1990, shall not be applicable to the Corporation.

Section 35.2          Opt Out and Nonapplicability of Subchapter H. This Corporation specifically opts out and shall not be governed by Subchapter H, Disgorgement by Certain Controlling Shareholders Following Attempts to Acquire Control, of Chapter 25 of the Business Corporation Law of 1988, as added and amended by Act 36 of 1990. Subchapter H, Disgorgement by Certain Controlling Shareholders Following Attempts to Acquire Control, of Chapter 25 of the Business Corporation Law of 1988, as added and amended by Act 36 of 1990, shall not be applicable to the Corporation.